©2022 Grayscale Investments, LLC DECEMBER 2022: END OF YEAR CEO LETTER TO INVESTORS Dear Grayscale Investors, In my first letter to you this year, I shared my belief that the day - to - day crypto debates shouldn’t distract us from our longer - term convictions about this asset class. 2022 certainly tested our resolve. Like many of you, I have been listening, observing, and trying to make sense of the turmoil that has ensued over much of this year. In thinking about the future of our industry, and the future of Grayscale’s business and stakeholders, I wanted to share my reflections. Reflecting on FTX There is a macro - level distrust of crypto and crypto intermediaries at this moment; this is a hurdle our industry will need to overcome together during the weeks and months ahead. I welcome the skepticism from investors, regulators, and legislators. After all, only by evaluating past events can we learn, progress, and grow: this is the ethos of the crypto industry. Financial markets are volatile, and this year has been an example with almost every risk asset performing negatively. Crypto has not been spared. While recent events have impacted some of the progress we have made demonstrating the value and credibility of this asset class, they have also reinforced a few important points: • There Should Be U.S. Spot Bitcoin ETFs 1 : I strongly believe that investors would be best - protected by the standards, familiarities, and accessibility of a spot Bitcoin ETF. Now more than ever, it’s hard to understand why the SEC would not want to bring GBTC, the world’s largest Bitcoin investment vehicle – owned by nearly a million Americans – further into the regulatory perimeter. • Investors Deserve Stronger Regulatory Protections: U.S. investors are still accessing the crypto asset class, and recent events represent a strong reminder of why it’s important for investors to be able to gain access to crypto through the U.S. financial system – the cornerstone of our global economy. Letter from the CEO 1 | 4 1 I use the generic term “ETF” to refer to exchange - traded investment vehicles, including those that are required to register under the Investment Company Act of 1940 , as amended (the “‘ 40 Act”), as well as other exchange - traded products which are not subject to the registration requirements of the ‘ 40 Act .

©2022 Grayscale Investments, LLC • FTX Was a Failure of People, Not a Failure of Crypto: Too many investors were harmed. From crypto to traditional finance, mainstream media, and D.C. – it seems few were spared from deception through false narratives and false documentation. We should not, however, conflate the actions of a few individuals and organizations with Bitcoin or Ethereum, the underlying blockchain technology, or smart contracts and decentralized finance applications. Reflecting on Crypto’s Progress Despite the setbacks, I have not lost sight of the progress made in 2022. Historically, the crypto industry has used times of market downturn to strengthen core capabilities and solidify foundations for long - term growth and stability. This year, we saw new institutional investor adoption amidst the continued development and evolution of products – both on and off the blockchain. We witnessed bipartisan and bicameral support for crypto - focused legislation, following an executive order from the White House. And as recently as last week, the CFTC complaint against FTX reminded us that Bitcoin and Ethereum are commodities, not securities, and included Tether, as well. These developments give me hope that in the coming months we will see continued progress toward answering some key questions: What constitutes a crypto security versus a crypto commodity? How do we properly focus regulations on the centralized intermediaries of the crypto industry without squandering the innovations of decentralized finance? And most importantly, how can we continue to offer access to crypto while protecting U.S. investors? Reflecting on Recent Speculation The assets underpinning Grayscale products, including GBTC, remain safe, secure, and unencumbered. Grayscale’s business adheres to applicable U.S. financial rules, regulations, reporting requirements, and accounting principles – like other asset managers. Our products have numerous guardrails in place. For example, we have voluntarily registered the shares of several of our products under the Securities Exchange Act of 1934, which requires ongoing reporting with the SEC (Forms 10 - K, 10 - Q, and 8 - K). We also obtain third - party audits of all of our products’ annual financial statements. We take transparency and risk management seriously, and have a long history of working constructively with regulators to create and strengthen full and fair risk disclosures for our digital asset products. More broadly, Grayscale's parent company, Digital Currency Group (DCG), and our affiliate firm, Genesis Global Capital (the institutional lending desk subsidiary of Genesis Global Trading), are not counterparties or service providers for GBTC or any of our other products, and as such, do not impact our products’ operations. Grayscale and our products, including GBTC, are separate and distinct legal entities – meaning the assets underlying 2 | 4

©2022 Grayscale Investments, LLC 3 | 4 GBTC are owned by GBTC and GBTC shareholders, alone. Both DCG and Genesis Global Capital are affiliates of GBTC, as well as shareholders, and, together with other affiliated entities, collectively own nearly 10% of the total shares outstanding; pursuant to Rule 144 of the Securities Act of 1933 they are collectively only permitted to sell a limited number of the total shares outstanding into the public markets every three months. Reflecting on What’s Next for GBTC We remain steadfast in our belief that the conversion of GBTC to an ETF is in the best interest of investors, and we remain 100% committed to that endeavor. This is and always has been the business priority for the Grayscale team. Our lawsuit against the SEC is progressing: we filed our opening brief on October 11, 2022, and received formidable amicus brief support from a diverse pool of traditional finance and cryptocurrency experts, including academics, former regulators, trade associations, think tanks, and market participants. Collectively, these briefs demonstrate this is an important policy topic that has engaged a diverse cross section of the investment community. The SEC recently submitted its reply brief , and we are currently drafting our response to the SEC, which is due January 13, 2023 – with final written briefs due on February 3, 2023. Shortly thereafter, a three - judge panel will be selected to hear oral arguments and rule on the case. We remain confident that the D.C. Court of Appeals will agree with our strong, common sense, and compelling legal arguments, but we also appreciate investors’ interest in what happens to GBTC if the courts do not rule in our favor. If we are not successful in our legal challenge in all applicable courts – and we conclude there is no possibility of legislative or regulatory clarity that would allow for the conversion of GBTC to an ETF within a reasonable timeframe – we would explore other options to return a portion of GBTC’s capital to shareholders. These options could include a tender offer for a portion of the outstanding shares of GBTC. We currently expect that such tender offer would be for no more than 20% of the outstanding shares of GBTC. To facilitate this, we would be required to obtain two separate approvals: 1. Relief from the SEC from certain requirements applicable to tender offers in order to ensure that the tender offer is fair to all investors. The SEC may not provide this relief, in which case GBTC would not be able to pursue such a tender offer. 2 2. Furthermore, because the GBTC trust agreement does not currently permit redemptions or repurchases of shares by GBTC, GBTC’s ability to conduct such a tender offer would also be subject to receipt of shareholder approval for an amendment to GBTC’s trust agreement. 2 Of note, this is separate from Regulation M relief . Regulation M applies to redemptions and repurchases of shares of GBTC when GBTC is creating shares, and because GBTC would not create any shares while pursuing a tender offer, we would not need relief from the requirements of Regulation M .

©2022 Grayscale Investments, LLC If GBTC is able to conduct a tender offer for a portion of the GBTC shares, following the tender offer, we currently expect that we would continue operating GBTC without an ongoing redemption program until we are successful in converting it to a spot bitcoin ETF, although we may consider doing additional tender offers thereafter, subject to obtaining SEC relief. In the event we are unsuccessful in pursuing options for returning a portion of the capital to shareholders, we do not currently intend to dissolve GBTC, but would instead continue to operate GBTC without an ongoing redemption program until we are successful in converting it to a spot bitcoin ETF. Preparing for 2023 Moving into 2023, our industry has a lot of work to do to help all stakeholders understand the nuances of this transformative asset class. I believe we have a shared responsibility to protect U.S. investors, and it’s going to take a collective effort to ensure we’re building a crypto ecosystem in the U.S. that investors can trust. It’s clear we need more crypto regulation, but it’s also clear we need more crypto representation in Washington, D.C. from business leaders who are based in the U.S. I wholeheartedly believe our industry will emerge from this crypto winter stronger than ever. As CEO of Grayscale, I promise that the entire Grayscale team will work tirelessly to continue this industry’s progression. We will continue to grow Grayscale responsibly – providing investors access to the crypto ecosystem through a suite of secure, future - forward investment products. As always, we strive to remain a leader in the crypto industry that is worthy of your trust. Wishing you and yours a happy holiday season and a wonderful new year, and thank you for your continued loyalty and support of Grayscale. To investing in the future of crypto – together, Michael CEO, Grayscale Investments 4 | 4